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                                                                   Exhibit 10.13

Deutsche Bank
Aktiengesellschaft

Command International Software Ltd.              Bangalore Branch
Brigada Champak
6/2 Union Street                                 Postal Address:
Off Infantry Road                                Rahaja Towers
Bangalore 5600 01                                Ground Floor, West Wing
                                                 26-27 M.G. Road
                                                 Bangalore 560 001

                                                 Tel: 559-4488 (10 lines)
                                                 Telex: 0845-3199 DBBG IN
                                                 FAX: (080) 559-4288


Kind Attn:  Mr. Satish Bangalore, Chief Executive Officer

CBD/JR                                      14.07.1997

Dear Sirs,

Re:  Credit Facility

Further to our facility letter dated 31.12.96, we are pleased to extend the following credit facility (the facility") sanctioned to you, which shall be subject to our General Business Conditions and the following further principal terms and conditions:

1.   Short Term Loan (STL)  :  Rs. 15.000.000.00 (Rupees Fifteen Million only).

     Purpose                :  Purchase of capital equipment.

     Tenor                  :  Maximum 6 months from date of disbursement.

     Rate of Interest       :  Banks' Prime Rate plus Interest tax as applicable
                               or
                               10.65% p.a. subject to availability of FCNR(B) funds.

     Security            :    Risk Take Over Agreement from Deutsche Bank AG,
                              New York for Rs. 15,000,000/- to cover the above.
                              facility plus interest/other charges at all times, in a form acceptable to us.

The facility is valid until further notice and the bank will be entitled at any time by a notice in writing and without assigning any reason to demand repayment and/or cancel and/or decrease the facility. The rate of interest stated above is valid until further notice and is subject to our internal review and subject to changes of externally prevailing directives by authorities.

In case of irregularities (overdrawings, delayed payments etc.) in the account, we reserve the right to charge penal rate of interest.


For COMMAND INTERNATIONAL SOFTWARE        For COMMAND INTERNATIONAL SOFTWARE
  /s/ Satish Bangalore                    /s/ Edward G. Caputo        /s/ John J.C. Herndon
  Authorized Signatory                        Director


Chairman of the Supervisory Board: F. Wilhelm Christians
Board of Managing Directors: Carl L. von Boehm-Bezing, Rolf E. Breuer, Ulrich Cartelleri, Michael Dobson, Michael Endras, Hilmar Kopper, Jurgen Krumnow, Georg Krupp, Ronaldo H. Schmitz, Ellen R. Schneider-Lanne, Ulrich Weiss, Tessen von Heydebreck







     Incorporated with limited liability in Frankfurt am Main HRB 30,000 Dist. Court of Frankfurt am Main Federal Republic of Germany
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                                      -2-

The following documents duly executed by the Company shall be submitted to us in a form and substance satisfactory to us:

1 Certified true copy of the Board Resolution accepting the facility and authorizing particular persons to deal with us in connection with it and execute required documents under the common seal of the company.

2. Demand Promissory Note for Rs. 15,000,000/- to be executed under the common seal, in terms of the Articles of Association of the Company (Re. 1/- revenue stamp to be affixed) covering the Short Term Loan facility.

3. A Certificate from your Auditors stating credit facilities availed by the company from the banking system, at present or future, as per Reserve Bank of India guidelines. If no facilities are being availed from another bank, a certificate to this effect to be given by you to us.

4. Annual audited balance sheet to be provided to the bank on a regular basis with 6 months from the close of the financial year.

5. An auditor's certificate confirming that the proceeds of the subject loan has been utilized for the purpose of capital equipment.

6.   Such other documents as we may reasonably request.

The bank reserves the right to inspect the works/office premises of the company at regular intervals.

Kindly return to us copy of this facility letter duly signed by authorised official(s) of the company in token of having accepted the above terms and conditions. Please also sign all the pages of this letter. All other terms and
             ---------------------------------------------
conditions mentioned in our facility letter dated 31.12.96 remain unchanged.

Yours faithfully,
Deutsche Bank AG,
Bangalore Branch


/s/ Sangeta C. Joshi                        /s/ Jyotl Rao
Sangeta C. Joshi                            Jyotl Rao
Head-Corporate - Banking Department         Account Manager - Corporate Banking
                                            Department


We accept the facility on the terms and conditions set out above. We hereby consent to and authorise the disclosure by the Bank of Information relating to us and the facility granted hereinabove to any offices or branches of Deutsche Bank AG for credit evaluation and risk management purposes, and acknowledge that any duties of secrecy or confidentiality owed by the Bank to us (howsoever arising) will not be regarded as being breached by any such disclosure.


                              Authorised Signatory(ies)
                              Command International Software

                              Date of Acceptance:

For COMMAND INTERNATIONAL SOFTWARE  For COMMAND INTERNATIONAL SOFTWARE

/s/ Satish Bangalore                /s/ Edward G. Caputo   /s/ John J.C. Herndon
     Authorized Signatory                Director